Exhibit 99.1

SAtlasClear Holdings Reports Preliminary Fiscal 2026 Revenue of Approximately $20.1 Million, Up 85%; Revenue Plus Interest Income of Approximately $21.9 Million

●	Stock Locate Fees Grow More Than 20-Fold to Approximately $6.8 Million; Commissions Up Approximately 56%

●	Non-Commission Revenue Lines Now Represent Approximately 54% of Total Revenues, Up From 45% in Fiscal 2025

●	Second Consecutive Year of Positive Net Income; Cash More Than Doubles to Approximately $15.4 Million; Stockholders’ Equity of Approximately $21.1 Million

●	AtlasClearing Net Capital Up Approximately 28% Year-over-Year to $14.4 Million

●	Six New Correspondent Broker-Dealers Signed; Revenue from These Relationships Not Yet Reflected in Results

●	Growth Achieved Without At-the-Market or Equity Line Financing; No Dilutive Capital Raise Since October 2025

TAMPA, Fla., September 17, 2026 (GLOBE NEWSWIRE) -- AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear” or the “Company”), a company building regulated financial infrastructure for smaller institutions, fintechs and advisors, today announced select preliminary unaudited financial results for the fiscal year ended June 30, 2026.

Revenue

Based on preliminary unaudited results, AtlasClear expects to report fiscal 2026 total revenues of approximately $20.1 million, an increase of approximately 85% from $10.9 million in fiscal 2025. The Company also expects to report interest income of approximately $1.8 million, which is presented in other income under GAAP. Total revenues plus interest income are expected to be approximately $21.9 million, compared with approximately $12.9 million in fiscal 2025, an increase of approximately 70%. The separate audited financial statements of the Company’s broker-dealer subsidiary, AtlasClearing, Inc., for the fiscal year ended June 30, 2026, filed with the SEC on August 31, 2026, present interest income within revenues and report total revenues of approximately $21.8 million.

Growth came from both the core commission business and newer business lines. Commission revenue increased approximately 56% to approximately $9.3 million. Stock locate fees, a business the Company launched and scaled during fiscal 2026, increased to approximately $6.8 million from approximately $0.3 million and represented approximately 34% of total revenues. Net gains on firm trading accounts contributed approximately $0.5 million. As a result, commission revenue grew in absolute dollars while declining from approximately 55% of total revenues in fiscal 2025 to approximately 46% in fiscal 2026, and non-commission revenue lines represented approximately 54% of the total.

Profitability and Balance Sheet

The Company expects to report net income of approximately $2.0 million for fiscal 2026, its second consecutive year of positive net income, which includes non-cash gains from changes in the fair value of the Company’s financial instruments. At June 30, 2026, the Company expects to report cash and cash equivalents of approximately $15.4 million, more than double the $7.5 million a year earlier; total stockholders’ equity of approximately $21.1 million, compared with a stockholders’ deficit of approximately $6.8 million at June 30, 2025; and total liabilities of approximately $50.1 million, a reduction of approximately $17.6 million.

Net capital at AtlasClearing, Inc. increased to approximately $14.4 million at June 30, 2026 from $11.2 million a year earlier, as reported in AtlasClearing’s audited annual report filed with the SEC. That is approximately $14.1 million above its minimum requirement and well above the $10 million excess net capital threshold that the National Securities Clearing Corporation requires of firms that clear for introducing brokers. Net capital is stated after deducting unsecured receivables from other broker-dealers for stock locate fees, which are treated as non-allowable assets until collected and have grown with the stock locate business.

Correspondent Pipeline and Capital Discipline

AtlasClearing has signed clearing agreements with six new correspondent broker-dealers, which are in various stages of onboarding and conversion. Fiscal 2026 results include no meaningful revenue from these relationships, which the Company expects to begin contributing as conversions are completed during fiscal 2027.

Fiscal 2026 growth was achieved without reliance on at-the-market or equity line financing. The Company sold no shares under its equity line facility during fiscal 2026 and has not conducted any at-the-market offering or other dilutive capital raise since its October 2025 institutional unit financing. Shares outstanding were approximately 150.3 million at June 30, 2026 and approximately 151.8 million as of the date of this release.

Management Commentary

“Fiscal 2026 was a breakout year for AtlasClear. Revenue increased approximately 85% to roughly $20.1 million, and including interest income the business generated approximately $21.9 million,” said John Schaible, Executive Chairman of AtlasClear Holdings. “Just as important is how we got there. More than half of our revenue now comes from lines of business that barely existed two years ago, and we did it without an at-the-market program or an equity line. We finished the year with more than twice the cash, stockholders’ equity of more than $21 million, and a stronger broker-dealer. That is the foundation we intend to build on as we continue to pursue our bank strategy, and we look forward to updating shareholders in greater detail on our full-year results and operations later this month.”

“The operating story at AtlasClearing is one of execution,” said Craig Ridenhour, President of AtlasClear Holdings and Chairman of AtlasClearing, Inc. “Commissions grew more than 50%, stock locate went from a standing start to nearly $7 million, and net capital finished the year up more than $3 million. Six new correspondents have signed and none of their revenue is in these numbers yet. As those correspondents onboard, the customer assets and trading activity they bring will give us the ability to scale our stock loan business and to add new forms of interest income, including on margin balances, customer cash and securities lending, on the platform and team we already have in place, with only incremental expense.”

Preliminary Results

The preliminary financial results included in this release have been prepared by, and are the responsibility of, the Company’s management. These results are preliminary and unaudited and are subject to completion of the Company’s financial closing procedures and audit. Actual results may differ from the preliminary results presented above, and any such differences could be material. These preliminary results should not be viewed as a substitute for the Company’s full audited consolidated financial statements. Total revenues plus interest income, as used in this release, is a supplemental measure that is not calculated in accordance with GAAP. It is the sum of total revenues and interest income, each as the Company expects to report them in its consolidated statement of operations, and is presented because interest earned on balances held by the Company’s broker-dealer subsidiary is an integral part of its operating economics. It should not be considered a substitute for total revenues determined in accordance with GAAP.

Fiscal 2026 Results and Conference Call

AtlasClear expects to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and report its full fiscal 2026 financial results by September 28, 2026. The Company also expects to host a conference call to discuss its fiscal 2026 results by September 28, 2026. Additional details regarding the conference call will be provided in advance.

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a technology-enabled financial services platform designed for trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its wholly owned subsidiary AtlasClearing, Inc. (formerly Wilson-Davis & Co., Inc.), a full-service correspondent broker-dealer registered with the SEC and FINRA, and its planned acquisition of Commercial Bancorp of Wyoming, AtlasClear Holdings seeks to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, follow us on LinkedIn or X and visit www.atlasclear.com.

To stay up to date on AtlasClear’s platform strategy and market perspective, subscribe to the Company’s YouTube channel and watch the Clearing the View by AtlasClear video series.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, its future operations and financial performance. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions.

Forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary unaudited financial results for the fiscal year ended June 30, 2026, expected future growth, strategic initiatives, the onboarding and conversion of the Company’s newly signed correspondent broker-dealers and the timing and revenue contribution of those relationships, the Company’s future financing activities, the expansion of the Company’s stock locate, securities lending and margin businesses, the expected timing of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and the matters to be reported therein, the proposed acquisition of an institutional digital asset business and the proposed acquisitions of Ark Financial Services, Inc. and the Target, the anticipated timing and completion of the initial and second closings of the Dawson James transaction, the execution of definitive documentation, receipt of FINRA and other required regulatory and stockholder approvals, the anticipated growth of Dawson James’s clearing activity through AtlasClearing, the expected revenue, net income and EBITDA contributions of the proposed acquisitions, the timing of any disclosure of the Target’s identity, the Company’s intention to refile its application to acquire Commercial Bancorp of Wyoming, future financial performance, future capital markets activity, and the Company’s ability to execute on its business strategy. The letter of intent for the digital asset acquisition and the amended Dawson James letter of intent are non-binding (other than certain customary provisions), and there can be no assurance that definitive agreements will be executed or that the proposed acquisitions will be completed on the terms described, or at all.

These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially from those anticipated. Factors that could cause actual results to differ include, but are not limited to: the risk that the Company’s final audited results for fiscal 2026 differ from the preliminary unaudited results described in this release; AtlasClear’s failure to enter into definitive agreements with the Target or the Dawson James parties, or its failure to complete the proposed acquisitions on favorable terms or at all; failure to receive the required regulatory approvals for the proposed acquisitions; AtlasClear’s inability to integrate, and to realize the benefits of, the proposed acquisitions; the risk that AtlasClear does not refile its application for the acquisition of Commercial Bancorp or that the acquisition does not close as a result of the failure to satisfy the conditions to closing such acquisition (including, without limitation, the receipt of approval of Commercial Bancorp’s stockholders and receipt of required regulatory approvals); delays in onboarding correspondent broker-dealers or the failure of correspondent relationships to generate the anticipated revenue; the risk that the Company does not file its Annual Report on Form 10-K within the time period anticipated; changes in general economic or political conditions; changes in the markets that AtlasClear targets; slowdowns in securities or digital asset trading or shifting demand for trading, clearing and settling financial products; and any change in laws applicable to AtlasClear or any regulatory or judicial interpretation thereof. For additional information regarding risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2025, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. AtlasClear undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:

AtlasClear Holdings, Inc.

Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:

Jeff Ramson, CEO

PCG Advisory, Inc.

Email: jramson@pcgadvisory.com